FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS SECOND QUARTER FINANCIAL RESULTS

Quarterly Revenues Increase 27%; Total Client Assets Exceed $23 Billion

________________________________________________________________________

MIAMI, FL, August 5, 2011 – Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS) today announced financial results for the three and six months ended June 30, 2011.

Second quarter 2011 revenues were $60.2 million, a 27% increase from revenues of $47.6 million in the second quarter of 2010. Net income for the second quarter was $200,000, or $0.00 per basic and diluted share, an improvement from a net loss of $2.2 million, or ($0.01) per basic and diluted share, in the comparable 2010 period. EBITDA, as adjusted, for the three months ended June 30, 2011 was $3.3 million, compared to $1.5 million for the 2010 period. The second quarter 2011 results included $2.0 million of non-cash charges for depreciation, amortization and compensation expense, while the second quarter 2010 results included $2.6 million of non-cash charges for depreciation, amortization and compensation expense.

For the six months ended June 30, 2011, the Company had revenues of $117.4 million, a 28% increase over revenues of $91.6 million for the comparable 2010 period. The Company had net income of $609,000 or $0.00 per basic and diluted share, compared to a net loss of $6.6 million, or $(0.04) per basic and diluted share, in the comparable 2010 period. EBITDA, as adjusted, for the six months ended June 30, 2011 was $6.8 million as compared to $1.4 million in the 2010 period. The results for the six months ended June 30, 2011 included $3.9 million of non-cash charges for depreciation, amortization and compensation expense, while the comparable 2010 results included $5.4 million of non-cash charges for depreciation, amortization and compensation expense.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands)	2011	2010	2011	2010
	(unaudited)		(unaudited)
Total revenues	$60,231	$47,584	$117,433	$91,555
Total expenses	59,710	49,625	116,157	97,760
Pre-tax income (loss)	521	(2,041)	1,276	(6,205)
Net income (loss)	200	(2,229)	609	(6,632)

Reconciliation of EBITDA, as adjusted, to
net income (loss):
EBITDA, as adjusted	$3,348	$1,512	$6,766	$1,410
Add:
Interest income	15	13	30	(18)
Less:
Interest expense	(820)	(936)	(1,648)	(1,892)
Income tax expense	(321)	(188)	(667)	(427)
Depreciation and amortization	(895)	(1,018)	(1,788)	(2,034)
Non-cash compensation	(1,127)	(1,605)	(2,084)	(3,365)
Clearing firm conversion expense	-	(7)	-	(306)

Net income (loss)	$200	$(2,229)	$609	$(6,632)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense and clearing firm conversion expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods due to the significance of non-cash and non-recurring items. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as expenses related to Investacorp’s conversion to a single clearing firm as part of a new seven-year clearing agreement, or do not involve a cash outlay, such as stock-related compensation. The Company’s presentation of EBITDA, as adjusted, should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items or by non-cash items, such as non-cash compensation, which is expected to remain a key element in its long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

At June 30, 2011, shareholders’ equity was $49.1 million, as compared to $46.9 million at December 31, 2010.

“We are pleased to report a significant increase in revenue over the prior-year periods as a result of 14 percent growth in Ladenburg’s business as well as 29 percent growth in our independent brokerage and advisory services businesses,” said Dr. Phillip Frost, Chairman of Ladenburg. “Our independent advisor platform continues to expand through the successful recruitment of new advisors at Triad and Investacorp, and we now have over $23 billion in client assets firm wide. We believe Ladenburg is well positioned in the marketplace.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, added, “Ladenburg continues to gain significant momentum, generating revenues of $220 million and EBITDA, as adjusted, of $8.3 million for the 12 month period ended June 30, 2011. So far this year, Ladenburg has underwritten 44 offerings which raised approximately $7 billion. We expect to continue to capitalize on opportunities in investment banking and capital markets despite ongoing volatility in the market.”

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami, Florida, has been serving the independent registered representative community since 1978 and has approximately 400 independent financial advisors nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 600 independent financial advisors nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, New York with regional offices in Miami and Boca Raton, Florida; Melville, New York; and Princeton, New Jersey.  For more information, please visit www.ladenburg.com.

# # #

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and performance, statements regarding future growth, and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010, as amended, and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Commissions	$30,119	$25,648	$58,852	$51,650
Advisory fees	17,191	12,841	32,949	23,698
Investment banking	10,549	6,655	21,662	11,421
Principal transactions	(628)	(161)	(1,052)	130
Interest and dividends	132	137	289	263
Other income	2,868	2,464	4,733	4,393

Total revenues	$60,231	$47,584	$117,433	$91,555

Expenses:
Commissions and fees	$37,815	$28,624	$71,687	$55,550
Compensation and benefits	12,457	10,892	26,600	22,231
Non-cash compensation	1,127	1,605	2,084	3,365
Brokerage, communication and clearance fees	1,674	1,770	3,423	3,354
Rent and occupancy, net of sublease revenue	793	760	1,615	1,534
Professional services	954	1,035	1,985	2,147
Interest	820	936	1,648	1,892
Depreciation and amortization	895	1,018	1,788	2,034
Other	3,175	2,985	5,327	5,653

Total expenses	$59,710	$49,625	$116,157	$97,760

Income (loss) before income taxes	521	(2,041)	1,276	(6,205)
Income tax expense	321	188	667	427

Net income (loss)	$200	$(2,229)	$609	$(6,632)

Net income (loss) per common share (basic and diluted)	$0.00	$(0.01)	$0.00	$(0.04)

Weighted average common shares used in computation of per share data:
Basic	183,048,031	170,744,411	183,199,813	169,326,908

Diluted	187,005,916	170,744,411	186,659,078	169,326,908